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                                  EXHIBIT 23.1


                    Consent of Independent Public Accountants

We consent to the reference to our firm under the caption "Independent Public Accountants" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Maritrans Inc. Directors' and Key Employees' Equity Compensation Plan and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements of Maritrans Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP


Philadelphia, PA
June 1, 1999